                                                                   EXHIBIT 10.21

                              INDEMNITY AGREEMENT


     THIS INDEMNITY AGREEMENT is dated as of June 1, 1999, by and between RICHARD LEFURGY ("Lefurgy") and AFFILIATION NETWORKS, a Delaware corporation ("Affiliation").

     WHEREAS, LeFurgy is presently a director of Affiliation; and

     WHEREAS, LeFurgy was retained to provide consulting services in the area of internet advertising to Affiliation; and

     WHEREAS, LeFurgy's participation as a consultant and as a member of the Board of Directors of Affiliation is specifically limited to advice with respect to internet advertising, and LeFurgy has neither been asked to, nor has participated in any other aspect of Affiliation's business except with respect to his duties as a member of the Board of Directors; and

     WHEREAS, LeFurgy does not participate directly or indirectly in connection with any recruiting, hiring, evaluation of potential employees, identification of potential employees, or any other aspect of the personnel recruiting decisions at Affiliation (collectively "personnel decisions").

     NOW, THEREFORE, for good and adequate consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Nonparticipation. Notwithstanding LeFurgy's pariticipation as a member
          ----------------
of its Board of Directors, Affiliation and LeFurgy each agree and acknowledge that LeFurgy has not, and it is not contemplated that LeFurgy will in the future participate in any personnel recruiting decisions at Affiliation pertaining to individuals who are or were employed by or affiliated with the Walt Disney Company or its affiliates ("Disney").

     2.   Indemnification.  Affiliation agrees to indemnify, defend and hold
          ---------------
harmless LeFurgy, his attorneys, accountants, successors and assigns from and against any and all claims, demands, actions, causes of action, suits, controversies, losses, costs, expenses, fines, penalties, forfeitures, obligations, liabilities, damages, settlements, judgments, consequential damages (including all lost wages, consulting fees, options, and all other consequential damages) and executions whatsoever, which may arise, result from, relate to, or be connected with any activity by Affiliation which relates to personnel recruiting decisions pertaining to individuals who are or were employed by or affiliated with Disney to the extent arising from a claim by Disney with respect to any personnel recruiting decisions of Affiliation with respect to any such individuals

     3.   Further Documents and Acts. Each party shall execute and deliver all
          --------------------------
such further instruments, documents and papers, and shall perform any and all acts necessary to give full force and effect to all of the terms and provisions of this Agreement.

     4.   Attorneys' Fees.  If any party hereto takes any action concerning the
          ---------------
validity, construction, administration, performance, or enforcement of this Agreement, the prevailing party in such action shall be entitled to recover all of its costs and expenses, including actual attorneys' fees, incurred in connection therewith, whether or not such action proceeds to final judgment or determination. Any litigation between the parties shall occur exclusively in the State of California.

     5.   Severability. If any provision of this Agreement, as applied to any
          ------------
party or to any circumstance, shall be found by a court to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement.

     6.   Construction. This Agreement shall be construed in accordance with the
          ------------
laws of the State of California applicable to contracts entered into and fully to be performed therein. In all matters of interpretation, whenever necessary to give effect to any provision of this Agreement, each gender shall include the others, the singular shall include the plural, and the plural shall include the singular. The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Agreement. Except as may be expressly set forth herein, the parties hereto do not intend to confer any rights or remedies upon any person other than the parties hereto.

     7.   Entire Understanding. This Agreement contains the entire understanding
          --------------------
of the parties hereto relating to the subject matter contained herein and supersedes all prior and collateral agreements, understandings, statements and negotiations of the parties. Each party acknowledges that no representations, inducements, promises, or agreements, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein. This Agreement cannot be changed, rescinded or terminated orally. This Agreement shall be binding on and shall inure to the benefit of the successors, personal representatives, heirs, and assignees of the parties hereto.

     8.   Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, which, taken together, shall constitute the whole of the agreement as between the parties.

     9.   No Waiver. No delay or omission on the part of either party in
          ---------
exercising any of its rights or remedies shall operate as a waiver, estoppel or other preclusion against the exercise of such rights or remedies at any time. A waiver of any rights or remedies on any one occasion shall not serve as a waiver for any subsequent or prior occasions.

     10.  No Strict Construction.  The language of this Agreement shall be
          ----------------------
construed as a whole, according to its fair meaning and intent, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or any specific term or conditions hereof. This Agreement shall be deemed to have been drafted by all parties hereto, and no party shall urge otherwise. In executing this Agreement, Affiliation and LeFurgy acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by his or its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) has had the opportunity to make whatever investigation or inquiry he or it deemed necessary or appropriate in connection with the subject matter of this Agreement; (d) has been afforded the opportunity to negotiate as to any and all terms hereof; and
(e) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


RICHARD LEFURGY                              AFFILIATION NETWORKS, INC.
                                              a Delaware corporation



/s/ Richard LeFurgy                          By: /s/ Mark Jung
------------------------------------            --------------------------------
                                                Mark Jung, President